Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

Medical Properties Trust, Inc.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2017		Year Ended December 31, 2016		Year Ended December 31, 2015		Year Ended December 31, 2014		Year Ended December 31, 2013
Income From Continuing Operations Before Income Taxes	$292,474		$218,219		$141,101		$50,864		$89,803
Fixed Charges	210,663		184,694		126,887		101,914		68,654
Amortization of Capitalized Interest	399		332		355		318		271
Capitalized Interest	(840)		(2,320)		(1,425)		(1,860)		(1,729)
Earnings	$502,696		$400,925		$266,918		$151,236		$156,999
Interest Expense/Debt Refinancing Costs	$209,528		$182,136		$125,252		$99,854		$66,746
Portion of Rent Related to Interest	295		238		210		200		179
Capitalized Interest	840		2,320		1,425		1,860		1,729
Fixed Charges	$210,663		$184,694		$126,887		$101,914		$68,654
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$210,663		$184,694		$126,887		$101,914		$68,654
Ratio of Earnings to Fixed Charges	2.39	x	2.17	x	2.10	x	1.48	x	2.29	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.39	x	2.17	x	2.10	x	1.48	x	2.29	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.

Computation of Ratio of Earnings to Fixed Charges

MPT Operating Partnership, L.P.

The following table sets forth ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for the periods indicated below.

	Year Ended December 31, 2017		Year Ended December 31, 2016		Year Ended December 31, 2015		Year Ended December 31, 2014		Year Ended December 31, 2013
Income From Continuing Operations Before Income Taxes	$292,474		$218,219		$141,101		$50,864		$89,803
Fixed Charges	210,663		184,694		126,887		101,914		68,654
Amortization of Capitalized Interest	399		332		355		318		271
Capitalized Interest	(840)		(2,320)		(1,425)		(1,860)		(1,729)
Earnings	$502,696		$400,925		$266,918		$151,236		$156,999
Interest Expense/Debt Refinancing Costs	$209,528		$182,136		$125,252		$99,854		$66,746
Portion of Rent Related to Interest	295		238		210		200		179
Capitalized Interest	840		2,320		1,425		1,860		1,729
Fixed Charges	$210,663		$184,694		$126,887		$101,914		$68,654
Preferred Stock Dividends	—		—		—		—		—
Combined Fixed Charges and Preferred Stock Dividends	$210,663		$184,694		$126,887		$101,914		$68,654
Ratio of Earnings to Fixed Charges	2.39	x	2.17	x	2.10	x	1.48	x	2.29	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.39	x	2.17	x	2.10	x	1.48	x	2.29	x

Our ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Our ratio of earnings to combined fixed charges and preferred dividends is computed by dividing earnings by combined fixed charges and preferred dividends. For these purposes, “earnings” is the amount resulting from adding together income (loss) from continuing operations, fixed charges, and amortization of capitalized interest and subtracting interest capitalized. “Fixed charges” is the amount resulting from adding together interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to indebtedness; and the interest portion of rent. “Combined fixed charges and preferred dividends” is the amount resulting from adding together fixed changes and preferred dividends paid and accrued for each respective period.